UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 30, 2007

VITALTRUST BUSINESS DEVELOPMENT CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-27277	88-0503197
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 910
Tampa, Florida  33623
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 865-1120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On July 30, 2007, VitalTrust Business Development Corporation (the “Company”) announced that June Nichols resigned as a Director of the Company, effective July 30, 2007.  There was no disagreement or dispute between Mr. Nichols and the Company which led to his resignation.

On July 30, 2007, the Company announced that David Bryant will resign as Director of the Company, effective July 30, 2007.  There was no disagreement or dispute between Mr. Bryant and the Company which led to his resignation.

On May 16, 2007, the Company filed a Form 8-K announcing a change in its Chairman of the Board of Directors and Chief Executive Officer.  As a continuing part of management’s change over, the Company has accepted the resignations of two of its Directors.  The Company intends to nominate new Directors more closely associated with its respective operating divisions.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit No.                                           Description

99.1	Resignation Letter of June Nichols, dated July 30, 2007

99.2	Resignation Letter of David Bryant, dated July 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALTRUST BUSINESS DEVELOPMENT CORPORATION

Date: August 3, 2007	By:	/s/ MARK CLANCY
Mark Clancy
Chief Operating Officer